Exhibit 10.4

EXECUTION COPY

EXCHANGE AGREEMENT

among

CRYSTAL RIVER CAPITAL, INC.,

TABERNA PREFERRED FUNDING VIII, LTD.,

and

TABERNA PREFERRED FUNDING IX, LTD.

Dated as of January 29, 2010

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of January 29, 2010 (this “Agreement”), is entered into by and among CRYSTAL RIVER CAPITAL, INC., a Maryland corporation (the “Company”), TABERNA PREFERRED FUNDING VIII, LTD. (“Taberna VIII”) and TABERNA PREFERRED FUNDING IX, LTD. (“Taberna IX”, and together with Taberna VIII, collectively, “Taberna”).

R E C I T A L S :

A.            Reference is made to that certain Junior Subordinated Indenture, dated as of March 20, 2007 (the “Indenture”), by and between the Company and The Bank of New York Trust Company, National Association (now known as The Bank of New York Mellon Trust Company, National Association) (“BNYM”) (the “Indenture Trustee”).

B.            Reference is made to that certain Amended and Restated Trust Agreement, dated as of March 20, 2007 (the “Trust Agreement”), by and among the Company, as depositor, BNYM, as property trustee (the “Property Trustee”), The Bank of New York (Delaware), as Delaware trustee, the respective administrative trustees named therein and other parties thereto, pursuant to which the Preferred Securities (as defined below) and certain Common Securities (as defined in the Trust Agreement) were issued.

C.            Taberna VIII is the holder of preferred securities in the original aggregate principal amount of $25,000,000 issued by Crystal River Preferred Trust I (the “Trust”) pursuant to the Trust Agreement (the “Taberna VIII Preferred Securities”).

D.            Taberna IX is the holder of preferred securities in the original aggregate principal amount of $25,000,000 issued by the Trust pursuant to the Trust Agreement (the “Taberna IX Preferred Securities”, and together with the Taberna VIII Preferred Securities, collectively, the “Preferred Securities”).

E.             On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Preferred Securities for the Replacement Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.                                           Definitions.      All capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Indenture.  The following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Section 4(e).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“BNYM” has the meaning set forth in the Recitals.

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“CMBS Bond” has the meaning set forth in Section 2(a)(iii).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Common Securities” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Company Maryland Counsel” has the meaning set forth in Section 3(b).

“Exchange” has the meaning set forth in Section 2(a).

“Exchange Act” has the meaning set forth in Section 4(g).

“Forestville Note” has the meaning set forth in Section 2(a)(ii).

“Forestville Mortgage Loan” has the meaning set forth in Section 2(a)(ii).

“Forestville Mortgage Loan Assignment Documents” has the meaning set forth in Section 2(a).

“Forestville Premises” has the meaning set forth in Section 2(a)(ii).

“Governmental Entities” has the meaning set forth in Section 4(k).

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Party” has the meaning set forth in Section 8(a).  “Indemnified Parties” shall have the correlative meaning.

“Indenture” has the meaning set forth in the Recitals.

“Indenture Trustee” has the meaning set forth in the Recitals.

“Investment Company Act” has the meaning set forth in Section 4(h).

“Lien” has the meaning set forth in Section 4(k).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries taken as a whole, whether or not arising from transactions occurring in the ordinary course of business.

“Mezz Loan” has the meaning set forth in Section 2(a)(i).

“Operative Documents” means (i) this Agreement, (ii) the Walgreen’s Mezz Loan Assignment Documents, (iii) the Forestville Mortgage Loan Assignment Documents and (iv) all other documents executed and/or delivered in connection with the Exchange.

“Other Documents” shall mean and be defined as used and defined in the Walgreen’s Mezz Loan Assignment Documents and the Forestville Mortgage Loan Assignment Documents, as applicable.

“Permitted Liens” means and includes any pledges, security interests, charges, options, restrictions, encumbrances or other Liens included in any owner or lender title policy which is included in the Walgreen’s Mezz Loan Assignment Documents and the Forestville Mortgage Loan Assignment Documents, as applicable, or as otherwise approved by Taberna and with respect to the Walgreen’s Mezzanine Loan, each of the Co-Lending Agreement, Servicing Agreement, Pooling and Servicing Agreement and each Intercreditor Agreement, as applicable, as each is defined in the applicable Walgreen Mezz Loan Assignment Documents.

“Preferred Securities” has the meaning set forth in the Recitals.

“Property Trustee” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in Section 4(e).

“Repayment Event” has the meaning set forth in Section 4(l).

“Replacement Collateral” has the meaning set forth in Section 2.

“Replacement Collateral Interest Amount” means the amount of interest due on the Replacement Collateral for each interest payment period.

“Replacement Collateral Interest Payment” means an amount equal to (A) the Replacement Collateral Interest Amount multiplied by (B) a fraction, the numerator of which is the number of days in the period commencing on the most recent interest payment date prior to the Closing Date with respect to such Replacement Collateral and continuing through and including the Closing Date, and the denominator of which is the number of days in the period commencing on the most recent interest payment date prior to the Closing Date with respect to such Replacement Collateral until the next interest payment date.

“Rule 144A(d)(3)” has the meaning set forth in Section 4(g).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna Capital” means Taberna Capital Management, LLC.

“Taberna Transferred Rights” means any and all of Taberna’s right, title, and interest in, to and under the Preferred Securities, including, without limitation, the following:

(i)            the Indenture and Trust Agreement;

(ii)           all amounts payable to Taberna under the Preferred Securities, the Indenture and/or the Trust Agreement, excluding, however, amounts payable on account of all outstanding accrued interest through and including the Closing Date;

(iii)          all claims (including “claims” as defined in Section §101(5) of the Bankruptcy Code), suits, causes of action, and any other right of Taberna, whether known or unknown, against the Company or any of its Affiliates (including the Trust), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Preferred Securities, the Indenture, the Trust Agreement, or the transactions related thereto or contemplated thereby;

(iv)          all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v)           all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna under the Preferred Securities, the Indenture and the Trust Agreement, other than fees, costs and expenses payable to Taberna hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi)          all proceeds of the foregoing.

“Trust” has the meaning set forth in the Recitals.

“Trust Agreement” has the meaning set forth in the Recitals.

“Walgreen’s Mezz Loan” has the meaning set forth in Section 2(a)(i).

“Walgreen’s Mezz Loan Assignment Documents” has the meaning set forth in Section 2(a).

“Walgreen’s Mezz Loan Borrowers” has the meaning set forth in Section 2(a)(i).

2.                                           Exchange of Preferred Securities for Replacement Collateral; Exchange Fee.

(a)           Taberna agrees to assign, transfer and deliver to the Company the Preferred Securities.  In exchange therefor, the Company agrees to assign, transfer and deliver to Taberna (or such nominees as may be designated by Taberna, including Taberna VIII/IX Loan Trust, a New York common law trust in which each of Taberna VIII and Taberna IX hold a 50% interest), pursuant to such assignment and assumption documents in form and substance as reasonably agreed by the parties, as to the Walgreen Mezz Loan (as hereinafter defined), (collectively, the Walgreen’s Mezz Loan Assignment Documents”), and as to the Forestville Mortgage Loan (as hereinafter defined), (collectively, the “Forestville Mortgage Loan Assignment Documents”) the following (collectively, the “Replacement Collateral”):

(i)            the Company’s undivided 64.609% co-lender interest in those six (6) certain mezzanine loans (each, a “Mezz Loan” and collectively, the “Walgreen’s Mezz Loan”) made by CapMark Finance, Inc. (formerly known as GMAC Commercial Mortgage Corporation) to DCWI One Mezz, LLC, DCWI Two Mezz, LLC, DCWI Three Mezz, LLC, DCWI Four Mezz, LLC, DCWI Five Mezz, LLC, and DCWI Six Mezz, LLC (collectively, the “Walgreen’s Mezz Loan Borrowers”), each Mezz Loan as evidenced and secured by the applicable Mezzanine Loan Documents (each as defined in the applicable Walgreen’s Mezz Loan Assignment Documents), with a current outstanding aggregate principal mezzanine loan balance (in respect of such undivided 64.609% co-lender interest) of approximately $11.063 million, together with all of the applicable Mezzanine Loan Documents and all of the applicable Other Documents subject to the applicable Intercreditor Agreements, Co-Lending Agreement, Servicing Agreement and Pooling and Servicing Agreement to the extent applicable to each Mezz Loan (each as defined in the applicable Walgreen’s Mezz Loan Assignment Documents);

(ii)           that certain first mortgage loan evidenced by a promissory note executed by BTR Kaverton LLC, in favor of the Company in the original stated principal amount of $3,400,000.00 (the “Forestville Note”) secured by real property known as Forestville Plaza office condominiums, Prince George County, MD, less any partial release of property as set forth by in the most recent lender’s title policy (the “Forestville Premises”), having a current outstanding balance of $1,658,225.49 (the “Forestville Mortgage Loan”), together with all of the Loan Documents (as defined in the Forestville Mortgage Loan Assignment Documents) all Other Documents and also including all sales proceeds actually received by the Company in December 2009 (in the amount of $863,262) as a partial principal pay down of the Forestville Note and any other sale proceeds actually received by the Company with respect to any partial release of Forestville Premises from November 28, 2009 through the Closing Date; and

(iii)          that certain CMBS bond titled JPMCC 2006-LDP8H (CUSIP# 46629MAW5) having an aggregate principal balance of $500,000 (the “CMBS Bond”),

upon the terms and conditions set forth herein (the “Exchange”).

(b)           The closing of the Exchange contemplated herein shall occur at the offices of Dechert LLP in Philadelphia, Pennsylvania (the “Closing Room”), or such other place as the parties hereto shall agree, at 11:00 a.m. New York time, on January 29, 2010, or such later date as the parties may agree (such date and time of delivery the “Closing Date”).  The Company and Taberna hereby agree that the Exchange will occur in accordance with the following requirements:

(i)            Taberna Capital (as collateral manager for Taberna) shall have delivered an issuer order instructing the trustee (in such capacity, the “CDO Trustee”) under the applicable indenture pursuant to which the CDO Trustee serves as trustee for the holders of the Preferred Securities to exchange the Preferred Securities for the Replacement Collateral.

(ii)           The Company and Taberna (or its designee) each shall have executed and delivered all applicable documents (including the Walgreen’s Mezz Loan Assignment Documents and the Forestville Mortgage Loan Assignment Documents), paid all required fees, satisfied all requirements applicable to it and taken all other actions necessary to cause the delivery of the Replacement Collateral, as applicable, in exchange for the Preferred Securities.

(iii)          The Replacement Collateral (to the extent applicable) shall have been delivered to the Closing Room and copies of the Preferred Securities and Replacement Collateral (to the extent applicable) shall have previously been made available for inspection, if so requested.

(iv)          The Preferred Securities are global securities held through the Depository Trust Company.  The Property Trustee, on behalf of the Trust, shall promptly after the Exchange and receipt of direction to do so, cancel the Preferred Securities.

(v)           Simultaneously with the occurrence of the events described in subsections (i) through (iv) hereof, (A) Taberna as holder of the Preferred Securities shall irrevocably transfer, assign, grant and convey the related Taberna Transferred Rights to the Company and the Company shall assume all rights of Taberna with respect to the Preferred Securities and the Taberna Transferred Rights and (B) Taberna shall be entitled to all of the rights, title and interest of the Company with respect to the Replacement Collateral.

(vi)          The Company shall have paid to the Indenture Trustee, for application upon the Preferred Securities and for distribution to Taberna as holder of the Preferred Securities pursuant to the terms of the Indenture, all accrued interest under the Preferred Securities through and including the Closing Date.

(c)           Simultaneously with the occurrence of the events described in subsections (i) through (iv) of Section 2(b) above, the Company shall pay (i) to Taberna VIII an amount equal to $500,000 minus the sum of (y) one half of the Replacement Collateral Interest Payment and (z) any amounts paid by the Company on behalf of Taberna VIII pursuant to Section 3(f) below and (ii) to Taberna IX an amount equal to $500,000 minus the sum of (y) one half of the

Replacement Collateral Interest Payment and (z) any amounts paid by the Company on behalf of Taberna IX pursuant to Section 3(f) below, each by wire transfer in immediately available funds.

3.                                           Conditions Precedent.  The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a)           The representations and warranties contained herein shall be accurate as of the date of delivery of the Replacement Collateral.

(b)           Paul, Hastings, Janofsky & Walker LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to Taberna, in substantially the form set forth in Exhibit B-1 hereto and Venable LLP, Maryland counsel for the Company (“Company Maryland Counsel” and together with Company Counsel, the “Company Counsels”), shall have delivered an opinion, dated the Closing Date, addressed to Taberna, in substantially the form set forth in Exhibit B-2 hereto.  In rendering its opinion, the Company Counsels may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to Taberna) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsels’ opinion.  The Company Counsels may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

(c)           On the Closing Date, the parties to this Exchange Agreement shall have executed and delivered the Operative Documents to the other parties thereto and in form and substance acceptable to Taberna and the Company (acceptance of such form and substance to be evidenced by Taberna’s or the Company’s execution and delivery thereof).

(d)           Prior to the Closing Date, the Company shall have furnished to Taberna and its counsel such further information, certificates and documents as Taberna or such counsel may reasonably request.

(e)           The Company shall have paid all reasonable accrued and unpaid fees, costs and expenses then due under the Indenture and the Trust Agreement, if any.

(f)            Taberna shall be responsible for all costs and expenses in connection with any title updates or endorsements with regard to the Replacement Collateral, which costs and expenses shall be paid by the Company on behalf of Taberna and shall be deducted from the Company’s payment to Taberna as described in Section 2(c) above.

(g)           Taberna shall be responsible for all costs and expenses in connection with confirming the status of its designee as a “Qualified Transferee,” as defined in each “Intercreditor Agreement,” as defined in each of the Walgreen’s Mezz Loan Assignment Documents.

If any of the conditions specified in (a) (with respect to the Company), (b), (c) (with respect to the Company), (d) or (e) of this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to Taberna or its counsel, this Agreement and any obligations of Taberna hereunder, whether as holder of the Preferred Securities or as prospective holder of the Replacement Collateral, may be canceled at, or at any time prior to, the Closing Date by Taberna.  If any of the conditions specified in (a) (with respect to Taberna), (c) (with respect to Taberna) or (f) of this Section 3 shall not have been fulfilled when and as provided in this Agreement or if any of the documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Company, this Agreement and any obligations of the Company hereunder may be canceled at, or at any time prior to, the Closing Date by the Company.  Notice of such cancellation shall be given to the Company or Taberna, as applicable, in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered to Taberna or its counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4.                                           Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with Taberna, as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b)           It is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.  Without characterizing the Preferred Securities or any of the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it is not acquiring the Preferred Securities or the Taberna Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.

(c)           Neither the Replacement Collateral nor the Exchange is or may be subject to any Impairment, except to the extent set forth in the Operative Documents.  The Company has no current intention to initiate any bankruptcy or insolvency proceedings.  The Company (i) has not entered into the Exchange or any Operative Documents with the actual intent to hinder, delay, or defraud any creditor and (ii) received reasonably equivalent value in exchange for its obligations under the Operative Documents.

(d)           It (i) is a sophisticated entity with respect to matters such as the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Taberna or Taberna Capital or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna’s express representations, warranties, covenants and agreements in this Agreement.  The Company acknowledges that none of Taberna, Taberna Capital or any of their Affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(e)           It has not engaged any broker, finder or other entity acting under the authority of it or any of its Affiliates that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the Operative Documents for which Taberna, Taberna Capital or any of their Affiliates could be responsible.

(f)            Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Replacement Collateral under the Securities Act.

(g)           Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Replacement Collateral.

(h)           The Replacement Collateral (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not securities issued by an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, to the Company’s knowledge, the CMBS Bond otherwise satisfies the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(i)            The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(j)            Each of this Agreement and the Operative Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna, will be a legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(k)           Subject to Section 5(o) hereof, neither the exchange of the Replacement Collateral for the Preferred Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any if its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

(l)            The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(m)          Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(n)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(o)           The information provided by the Company pursuant to the Operative Documents does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(p)                                 Except to the extent otherwise limited by, qualified and/or set forth in the Operative Documents and subject to the Permitted Liens, the Company (i) is the legal, record, and beneficial owner of, and has good and marketable title, if and as applicable, to the Replacement Collateral other than the items included as Other Documents described free and clear of, and subject to no, pledges, security interests, charges, options, restrictions, encumbrances or other Liens, (ii) has the legal capacity to execute, deliver and perform its obligations under this Agreement and to transfer its interest in all of the Replacement Collateral of which it is the legal or beneficial owner pursuant to this Agreement, and (iii) has not assigned or otherwise transferred the Replacement Collateral.

Except as expressly stated in this Agreement, the Company makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Preferred Securities, the Indenture, the Operative Documents or any other matter.

5.                                           Representations and Warranties of Taberna.  Taberna represents and warrants to, and agrees with, the Company as follows:

(a)                                  It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b)                                 This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company of the Operative Documents to which it is a party, will be a legal, valid and binding obligation of Taberna, enforceable against Taberna in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)                                  No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by Taberna of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d)                                 It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(e)                                  Taberna is the sole legal and beneficial owner of the Preferred Securities and the related Taberna Transferred Rights and shall deliver the Preferred Securities free and clear of any Lien.

(f)                                    There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(g)                                 The outstanding principal amount of its respective Preferred Securities is the face amount as set forth in such Preferred Securities.

(h)                                 To the extent applicable, it is aware that the Replacement Collateral has not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

(i)                                     It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(j)                                     It has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Preferred Securities or Taberna Transferred Rights in violation of any applicable securities laws.

(k)                                  To the extent applicable, neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities or Taberna Transferred Rights.

(l)                                     To the extent applicable, it understands and acknowledges that (i) no public market exists for the Replacement Collateral and that it is unlikely that a public market will ever exist for the Replacement Collateral, (ii) Taberna is accepting the Replacement Collateral for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Replacement Collateral pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Replacement Collateral, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Replacement Collateral indefinitely.

(m)                               It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the Operative Documents for which the Company could be responsible.

(n)                                 It (i) is a sophisticated entity with respect to matters such as the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of its Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

(o)                                 Taberna’s designee or nominee, as applicable as the assignee under each of the Walgreen’s Mezz Loan Assignment Documents, is a “Qualified Transferree,” as defined in each “Intercreditor Agreement,” as defined in each of the Walgreen’s Mezz Loan Assignment Documents.

Except as expressly stated in this Agreement, Taberna make no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Preferred Securities, the Indenture, or any other matter.

6.                                           Covenants and Agreements of the Company.  The Company agrees with Taberna as follows:

(a)                                  The Company has taken all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date and after giving effect to the Exchange.

(b)                                 The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party, unless such disclosure is required by applicable statute, court of law, regulatory authority or securities exchange.

(c)                                  The Company and Taberna covenant and agree to execute and deliver (whether at or after the Closing Date) such other agreements, opinions and certificates as may be reasonably required in order (i) to cancel the Preferred Securities and (ii) discharge the Indenture, all on or after the Closing Date and in accordance with the terms and conditions set forth in the Indenture.

7.                                           Payment of Expenses.  Except as set forth in Section 3(f) and Section 3(g) hereof, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the sale and delivery of the Replacement Collateral to Taberna (or such nominees as may be designated by Taberna) and any taxes payable in connection therewith; and (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company.

8.                                           Indemnification.  (a) The Company agrees to indemnify and hold harmless Taberna, Taberna Capital Management, LLC, Taberna Securities, LLC, and their respective Affiliates (collectively, the “Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of the Company to any Indemnified Party in connection with the Exchange, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company to any Indemnified Party in connection with the Exchange, in light of the circumstances under which they were made, not misleading, (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein, or (iv) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by each such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action, unless it is finally judicially determined that the losses, claims, damages or liabilities resulted primarily from the gross negligence or willful misconduct of the Indemnified Party.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                                 Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above.  The Company shall be entitled to participate in the action and to the extent it elects to do so, assume the defense thereof with counsel reasonably acceptable to the Indemnified Party.  After notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such action, the indemnifying party shall not be liable to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by the Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnified Parties shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel as required above, or (iii) the named parties to any such action (including any impleaded parties) include both (a) the Indemnified Parties and (b) the indemnifying parties, and the Indemnified Parties shall have reasonably determined that the defenses available to them are not available to the indemnifying parties and/or may not be consistent with the best interests of the indemnifying parties or the Indemnified Parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Indemnified Parties); it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate, substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Parties.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9.                                           Representations and Indemnities to Survive; Damages.  The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange.  Notwithstanding each party’s rights and remedies at law or in equity, no party shall have any liability to any other party for any special, incidental, indirect, consequential, or punitive damages, including, without limitation, the loss of opportunity, use, revenue or profit, in connection with or arising out of this Agreement even if such damages were foreseeable.  The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

10.                                     Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11.                                     Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit A.

12.                                     Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the Affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent.  The rights and obligations of the Taberna under this Agreement may be assigned by Taberna without the Company’s consent; provided that the assignee assumes the obligations of Taberna under this Agreement.

13.                                     Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14.                                     Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS

THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15.                                     Counterparts and Facsimile.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the parties hereto by facsimile.

16.                                     Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  The parties hereto acknowledge and agree that upon the closing of the Exchange, all obligations of the parties hereunder and under the other Operative Documents have been performed and no other obligations remain.

17.                                     Further Assurances.  The parties hereto agree to execute and deliver, and file or record as applicable, such reasonable and appropriate additional documents, instruments or other agreements as may be necessary or appropriate to effectuate the purposes of this Agreement, and shall cooperate with respect to the transfer of the servicing of the Forestville Mortgage Loan..

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ Rodman L. Drake
Name: Rodman L. Drake Title: President and CEO

(Signatures continue on the next page)

TABERNA PREFERRED FUNDING VIII, LTD.
TABERNA PREFERRED FUNDING IX, LTD.

By:	Taberna Capital Management, LLC as Collateral Manager

	By:	/s/ Michael A. Fralin
Name: Michael A. Fralin
Title: Managing Director

EXHIBIT A

Notice Information

Taberna:

c/o Taberna Capital Management, LLC

450 Park Avenue, 11th Floor

New York, NY 10022

Attention:  Mr. Raphael Licht

Facsimile:  (212) 243-9039

e-mail:  rlicht@raitft.com

With a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention:  Ralph R. Mazzeo

Facsimile:  (215) 994-2222

e-mail:  ralph.mazzeo@dechert.com

Company:

Crystal River Capital, Inc.

Three World Financial Center

200 Vesey Street, 10th Floor

New York, NY 10281-1010

Attention: Jonathan Tyras

Facsimile: (212) 549-8310

e-mail: jtyras@brookfield.com

With a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, NY 10022

Attention: Michael Zuppone

Facsimile: (212) 230-7752

e-mail: michaelzuppone@paulhastings.com

EXHIBIT B-1

Pursuant to Section 3(b) of the Agreement, Company Counsel shall deliver an opinion to the effect that:

(i)                                     The Exchange Agreement will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(ii)                                  The Company is not and, immediately after the closing of the transaction contemplated by the Exchange Agreement, will not be an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(iii)                               No registration under the Securities Act of 1933, as amended, of any of the Replacement Collateral is required in connection with the exchange and delivery of the Replacement Collateral, assuming (i) the accuracy of the TRUPS Holders’ representations and warranties made in Section 5 of the Exchange Agreement and those of the Company contained in the Exchange Agreement regarding the absence of a general solicitation in connection with the exchange and delivery of the Replacement Collateral and (ii) the due performance by the TRUPS Holders of the agreements of the TRUPS Holders set forth in the Exchange Agreement.

(iv)                              The performance by the Company of its obligations under the Exchange Agreement does not (a) constitute a breach by the Company of, or constitute a default by the Company under, any agreement listed on Schedule I to the opinion (collectively, the “Reviewed Agreements”) or (b) cause the Company to violate any federal or New York law, regulation or rule applicable to the Company.

(v)                                 No consent, approval, authorization or order of, or filing or registration with, any United States Federal or State of New York court or governmental agency or body is required for the performance by the Company of the Exchange Agreement or for the consummation of the transactions contemplated thereby, except such as may be required under or by the Securities Act.

B-1

EXHIBIT B-2

Pursuant to Section 3(b) of the Agreement, Company Maryland Counsel shall deliver an opinion to the effect that:

(vi)                              The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.  The Company has the corporate power to execute and deliver, and to perform its obligations under, the Operative Documents.  The Company has the corporate power to own its properties and conduct its business as described in the 10-K under the caption “Business.”

(vii)                           The execution and delivery of the Operative Documents, and the consummation of the transactions contemplated thereby, by the Company have been duly authorized by all necessary corporate action by the Company.

(viii)                        The Operative Documents have been duly executed and, so far as is known to us, delivered by the Company.

(ix)                                The execution, delivery and performance by the Company of its obligations under the Operative Documents, and the consummation by the Company of the transactions contemplated thereby, do not and will not conflict with the Charter or Bylaws or with any judgment, ruling, decree or order known to us, of any court or other government agency or body of the State of Maryland or any statute, rule or regulation of the State of Maryland applicable to the Company.  We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or its properties.

No filing, registration or qualification with, or approval, authorization, consent or order of, any governmental authority or agency of the State of Maryland is required in connection with the execution and delivery of the Operative Documents or the transactions contemplated thereby, except such as have been obtained or made.

B-2